EXHIBIT 10.34


SIEGFRIED

                                SUPPLY AGREEMENT

         THIS AGREEMENT (the "Agreement"), entered into as of this first (1st) day of January, 2003 (the "Effective Date"), by and between SIEGFRIED (USA), Inc. ("SIEGFRIED"), a corporation organized under the laws of Delaware with a place of business at 33 Industrial Park Road, Pennsville, NJ, 08070 and Celgene Corporation ("CELGENE"), a corporation organized under the laws of Delaware with a place of business at 7 Powder Horn Drive, Warren, NJ 07059.

                              W I T N E S S E T H:

         WHEREAS, SIEGFRIED desires to manufacture and supply to CELGENE a certain pharmaceutical Product, as further described in Exhibit "A"; and

         WHEREAS, SIEGFRIED is willing to sell to CELGENE, and CELGENE is willing to purchase from SIEGFRIED, Product manufactured by SIEGFRIED in accordance with the terms set forth herein,

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

1.01 As used in this Agreement, the following terms shall have the meanings set forth below:

     (a) "Product" shall mean the pharmaceutical active ingredient known as d-threo-Methylphenidate Hydrochloride, having the molecular formula C14H19NO2o HCl.

     (b) "Specifications" shall mean the specifications and quality control procedures for the Product as set forth in Exhibit A.

     (c) "cGMP" shall mean current Good Manufacturing Practices for the methods to be used in, and the facilities and controls to be used for, the manufacture, processing, packing and holding of drug active ingredients, as promulgated by the FDA (e.g., 21 C.F.R. ss.ss.210 and 211), including all amendments and supplements thereto during the term of this Agreement.

     (d) "Certificate of Analysis" shall mean the certificate for each batch of bulk Product manufactured by SIEGFRIED and delivered to CELGENE hereunder.

     (e) "FDA" shall mean the United States Food and Drug Administration, or any successor entity having jurisdiction over the transactions contemplated by this Agreement.

     (f) "Act" shall mean the United States Food, Drug, and Cosmetic Act, 21 U.S.C. ss.ss.301-397, as amended, and rules and regulations promulgated there under.

     (g) "Confidential Information" shall mean any scientific, clinical, regulatory, marketing, financial or commercial information or data relating to the Product or its use, and which is not generally known to the public, disclosed by one party to the other party, or developed by or on behalf of a party in performance of its obligations under this Agreement. Confidential Information shall include, without limitation, information relating to the Product, the Specifications, manufacturing processes for the Product and associated documentation such as Batch Records, analytical methods, formulations, marketing and sales plans, forecasts, financial information, costs and pricing information.

     (h) "Manufacturing Batch Record" shall mean documentation of the manufacturing, process, packing, and holding of specific lot of drug active ingredient.

     (i) "Affiliate" of any person shall mean any person in control of, controlled by, or under common control with, such person, and "person" shall mean any individual or entity of any nature whatsoever.

                                   ARTICLE II
                              MANUFACTURE AND SALE
                              --------------------

2.01 Supply. During the term of this Agreement and subject to the terms and conditions set forth herein, SIEGFRIED shall exclusively manufacture and supply to CELGENE and CELGENE shall purchase a minimum of Fifty Percent (50%) of its annual requirements of the Product from SIEGFRIED.

2.02 Quality of Product. SIEGFRIED shall manufacture the Product in accordance with the Specifications, and in compliance with cGMPs and all applicable material laws, rules and regulations relating to the manufacture of the Product and the terms and conditions of the Quality Agreement (see Exhibit C). The Product shall not be adulterated or misbranded when SIEGFRIED delivers the Product to the carrier pursuant to Section 5.01, and shall be sold to CELGENE free and clear of any liens, claims or encumbrances created by SIEGFRIED.

2.03 Certificate of Analysis. SIEGFRIED shall provide with each shipment of Product delivered to CELGENE hereunder a Certificate of Analysis (COA) that includes the results of quality control testing in accordance with the Specifications and which indicates that the Product contained in the shipment meets all of the Specifications. SIEGFRIED shall also provide to CELGENE the current Material Safety Data Sheet (MSDS) for the Product provided to CELGENE hereunder.

2.04 Compliance.

     (a) SIEGFRIED shall at all times during the term of this Agreement maintain its facilities used for the manufacture of Product in compliance with all applicable material laws, rules and regulations, including, without limitation, cGMPs and any applicable environmental, health and/or safety laws. SIEGFRIED shall be responsible for all costs and expenses related to the compliance of such facilities with such laws, rules and regulations.

     (b) Except as otherwise expressly set forth herein, SIEGFRIED shall be responsible for obtaining and maintaining any permits or approvals from regulatory authorities and any other government authorities which are required in connection with the performance of its obligations hereunder. SIEGFRIED shall be responsible for all process, analytical method and equipment validation and shall take all necessary steps for its facilities used for the manufacture of Product to pass government inspection by the FDA.

     (c) SIEGFRIED shall permit representatives of CELGENE and/or its licensees and/or its contract manufacturers to visit the facilities where the Product is manufactured for the purpose of observing the manufacturing, testing and storage of Product and for conducting compliance audits associated with cGMPs and other regulatory requirements. CELGENE agrees to give SIEGFRIED reasonable notice of any proposed visit to a Product facility by such representatives. CELGENE's representatives will adhere to SIEGFRIED's policies and procedures while on site. Any such visits shall be during normal business hours on workdays and be subject to the Confidential Disclosure Agreement. In addition, SIEGFRIED shall permit governmental inspectors acting pursuant to statutory authority to inspect the facilities where the Product is being manufactured, and to review required documentation.

     (d) CELGENE may conduct a cGMP audit of SIEGFRIED's manufacturing operations, storage facilities for the Product, and any SIEGFRIED Quality Control laboratory at which Product testing is to be performed, including SIEGFRIED's relevant records (or the corresponding facilities and records of any of SIEGFRIED's sub-contractors). SIEGFRIED will make best efforts to discuss, understand and incorporate CELGENE and/or its collaborators' comments into its cGMP operating protocol. Any of SIEGFRIED's confidential information to which CELGENE, and/or its collaborator's, is provided access during any such audit process shall be maintained as confidential in accordance with the provisions of
         Article VIII and the Confidential Disclosure Agreement referred to in paragraph 2.04(c).

2.05 Specifications. CELGENE shall deliver to SIEGFRIED written notice of any required changes to the Specifications, and SIEGFRIED will make its best efforts to accommodate such Specification changes. If any Specification change requested by CELGENE materially affects SIEGFRIED's costs of producing the Product, the parties will negotiate, in good faith, an adjustment to the pricing set forth in
Section 4.01. CELGENE shall have the right to revise the Specifications at any time upon thirty (30) days written notice to SIEGFRIED for the purpose of complying with cGMPs or applicable NDAs or other health registrations, or for any other reasonable business purpose. Any changes to the Specifications shall be incorporated in this Agreement as a written amendment to Exhibit A.

2.06 Product Release. SIEGFRIED and CELGENE agree to jointly establish a release procedure for Product manufactured by SIEGFRIED. Without limiting the generality of the foregoing, SIEGFRIED shall perform quality assurance and control tests on each lot of Product manufactured before delivery and shall prepare and deliver to CELGENE a written report of the results of such tests, with each report setting forth for each lot delivered the items tested, specifications and results in a Certificate of Analysis containing the types of information required by applicable regulatory standards. In addition, SIEGFRIED shall provide CELGENE for review copies of Batch Records for each lot of Product manufactured by SIEGFRIED.

2.07 Manufacturing Changes. SIEGFRIED shall notify CELGENE promptly in writing of any changes in manufacturing that may be required by cGMPs or other applicable laws, rules or regulations. No changes will be made without prior authorization from CELGENE. Such authorization will not be unreasonably withheld.

2.08 Retention of Samples. SIEGFRIED shall retain sufficient quantity of each batch of Product to perform at least two (2) full sets of quality control tests (in addition to the testing performed by SIEGFRIED prior to delivery). SIEGFRIED shall maintain such samples in a suitable storage facility for a period of two
(2) years or such longer period as may be required under applicable laws, rules or regulations.

                                   ARTICLE III
                                      TERM
                                      ----

3.01 Term. The term of this Agreement shall commence on the Effective Date and shall terminate five (5) years from the Effective Date (the "Initial Term"), and is not subject to earlier cancellation by either party except as otherwise specifically provided herein.

3.02 Renewal Term. The Agreement shall automatically renew after the Initial Term and continue in effect for one-year periods (each such period being a "Renewal Term").

3.03 Cancellation. Should CELGENE or SIEGFRIED desire to cancel the Agreement at the end of the Initial Term or at the end of any Renewal Term, then CELGENE or SIEGFRIED must provide written notice of cancellation twelve (12) months prior to the termination date of the Initial Term or the relevant Renewal Term, as the case may be. Notwithstanding the foregoing, the Agreement shall terminate on the tenth (10) of June 2005 in the event that Celgene or its successor is no longer supplying Product to Novartis Pharmaceutical Corporation, or its affiliates, licenses, successors or assigns.

                                   ARTICLE IV
                       PRICE, ORDERS, AND TERMS OF PAYMENT
                       -----------------------------------

4.01 Price. The prices of the Product will be determined in the manner set forth in Exhibit B to this Agreement. The prices will be subject to adjustment in the manner set forth in Exhibit B to this Agreement.

4.02 Projections. CELGENE shall issue at quarterly intervals a twelve (12) month forecast estimating its total requirements of Product from SIEGFRIED. SIEGFRIED will use these forecasts for planning purposes only, unless and until such time as CELGENE issues a firm purchase order for delivery of Product. If during any quarter, the quantity set forth in firm purchase orders requested by CELGENE exceeds the most recent forecast provided for such quarter by more than thirty percent (30%), SIEGFRIED shall use its commercially reasonable efforts to accommodate the excess quantity of Product which CELGENE shall request under such purchase orders.

4.03 Purchase Orders. CELGENE shall submit firm purchase orders for quantities of Product desired to SIEGFRIED at its address designated in Section 11.05 hereof. Such purchase orders shall set forth the quantities of Product to be purchased, the delivery dates and shipping instructions and place of delivery, and shall allow maximum six (6) months for delivery. SIEGFRIED shall have ten
(10) business days to accept the purchase order, which shall become firm upon acceptance. In the event SIEGFRIED cannot meet the quantity or dates specified, it shall notify CELGENE, and the parties shall in good faith negotiate a mutually satisfactory schedule, at which point such negotiated schedule shall become part of the firm purchase order. Each purchase order issued hereunder shall be governed by the terms of this Agreement, and none of the terms or conditions of CELGENE's or SIEGFRIED's forms shall be applicable, except for those specifying quantity ordered, delivery dates, special supply and packing instructions, and invoice instruction.

4.04 Payment Terms. SIEGFRIED shall invoice CELGENE when analytical testing release against Specification, and satisfactory Manufacturing Batch Record review have completed, and net payment for the Product shall be due to SIEGFRIED not later than forty-five (45) days from the date of invoice of Product by SIEGFRIED. All payments and communications regarding the Product shall be delivered to SIEGFRIED at the address designated in Section 11.05 hereof. If Product is damaged or destroyed prior to delivery to a common carrier specified by CELGENE, CELGENE shall be entitled to reimbursement from SIEGFRIED for any amounts paid to SIEGFRIED in respect of such Product.

4.05 Cover. If SIEGFRIED fails to timely deliver to CELGENE the quantity of Product that CELGENE orders under any firm purchase order pursuant to Section 4.03, then after providing written notice to SIEGFRIED and the failure of SIEGFRIED to cure within ten (10) business days, such purchase order shall be deemed to be cancelled to the extent of the quantity of Product SIEGFRIED failed to deliver, CELGENE may purchase Product from another manufacturer in substitution for the quantity of Product SIEGFRIED failed to deliver and such quantity shall be deemed to have been purchased from SIEGFRIED for purposes of satisfying the requirements of Section 2.01 hereof relating to 50% of CELGENE's annual requirements. Provided such quantity that SIEGFRIED has failed to deliver does not, together with other quantities of Product ordered during such quarter, does not exceed the most recent forecast provided by CELGENE with respect to such quarter by more than thirty percent (30%), SIEGFRIED shall reimburse CELGENE upon receipt by SIEGFRIED of receipts or other suitable substantiation for the difference between the cost of obtaining such Product from another manufacturer (plus reasonable charges, expenses or commissions incurred by CELGENE in connection therewith), less the price that would have been due to SIEGFRIED for the like quantity, had it been supplied by SIEGFRIED hereunder.

                                    ARTICLE V
                      DELIVERY, TITLE, LABEL AND PACKAGING
                      ------------------------------------

5.01 Terms of Delivery. The Product shall be shipped EXWORKS (Incoterms 2000) from SIEGFRIED's facility in Pennsville, New Jersey to a destination designated by CELGENE using a common carrier to be specified by CELGENE and reasonably acceptable to SIEGFRIED. Title and risk of loss shall pass to CELGENE at the time of delivery to the carrier.

5.02 Inspection. CELGENE may, at its expense, inspect and test each shipment of the Product delivered by SIEGFRIED under this Agreement. For a period of thirty
(30) days after receipt of each shipment of Product and Manufacturing Batch Record hereunder, CELGENE shall have the right to return such shipment to SIEGFRIED if CELGENE determines that the Product does not conform to the Specifications, or thirty (30) business days from the receipt of the Manufacturing Batch Record for failure to comply with cGMP, whichever is later. SIEGFRIED shall provide CELGENE with accurate copies of each Manufacturing Batch Record . Product will be deemed accepted by CELGENE upon final release by CELGENE's Quality Assurance Department , no later than sixty (60) days after receipt of the Product sold hereunder; provided, however, in the case of Product having latent defects, which upon diligent examination in accordance with the quality control testing procedures set out in the Specifications upon receipt could not have been discovered. In such event CELGENE shall provide written notice to SIEGFRIED prior to the expiration of such thirty (30) day period, setting forth the details of such non-conformity. Any non-conforming product returned to SIEGFRIED shall be at SIEGFRIED's expense and shall be returned by CELGENE in the manner specified by SIEGFRIED. SIEGFRIED shall, at its expense and discretion, either replace the batch of non-conforming Product within sixty
(60) days after SIEGFRIED receives the above mentioned written notice, or refund or credit the pro-rata portion of the amount due SIEGFRIED under Section 4.01 within such sixty (60) day period. Disputes between the parties as to whether all or any part of a shipment rejected by CELGENE conforms to the Specifications shall be resolved by a mutually acceptable third party testing laboratory within thirty (30) days after SIEGFRIED advises CELGENE that it disputes the asserted non-conformity. SIEGFRIED shall pay all expenses of third party testing if Product does not conform to the Product Specifications according to such third party and CELGENE shall pay all expenses of third party if Product does conform to the Product Specifications according to such third party.

5.03 Label and Packaging. SIEGFRIED shall label and package Product in accordance with the Specifications as defined in Exhibit A. The label and packaging specifications may be modified from time to time by mutual agreement of the parties. Additionally, CELGENE shall have the right to revise the label and package specifications at any time upon thirty (30) days written notice to SIEGFRIED for the purpose of complying with any FDA or other regulatory requirement at its own cost and expense. SIEGFRIED shall not have any right, title or interest in the Focalin(R) trademark, tradedress or any other trade name or trademark under which Product is resold by CELGENE. Notwithstanding the foregoing, CELGENE grants to SIEGFRIED an irrevocable license for the term of this Agreement to use all the patents, trademarks and tradedress required for SIEGFRIED to fulfill the terms of this Agreement.

                                   ARTICLE VI
                      WARRANTIES, INDEMNITIES AND INSURANCE
                      -------------------------------------

6.01 Warranties by SIEGFRIED. SIEGFRIED warrants that Product when delivered to the common carrier hereunder will comply with the Specifications and will not, at the time of delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act as a result of operations performed or omitted from performance by SIEGFRIED and that all Product will be manufactured pursuant to current good manufacturing practices required by the FDA and in accordance with all applicable laws and regulations. EXCEPT AS EXPRESSLY WARRANTED HEREIN, SIEGFRIED MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, AND SIEGFRIED EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING THE WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SIEGFRIED'S LIABILITY UNDER THIS WARRANTY SHALL BE LIMITED SOLELY TO THE REMEDY PROVIDED IN ARTICLE VI HEREOF, EXCEPT AS PROVIDED FOR UNDER SECTION 6.05 REGARDING SIEGFRIED'S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR OTHER DAMAGES UNDER THIS AGREEMENT OR FROM ANY CAUSE WHATSOEVER, EXCEPT AS PROVIDED FOR UNDER SECTION 6.05 REGARDING SIEGFRIED'S INDEMNIFICATION OBLIGATIONS FOR THIRD PARTY CLAIMS. Any statement to the contrary made by an employee of the SIEGFRIED or CELGENE shall have no force or effect, and the terms herein shall control.

6.02 Warranties by CELGENE. CELGENE warrants that it has all the intellectual property rights necessary or appropriate to enter into this Agreement.

6.03 Warranties by Each Party. Each of CELGENE and SIEGFRIED hereby represents, warrants and covenants to the other party as follows:

     (a) it is a corporation duly organized and validly existing under the laws of the state or other jurisdiction in which it is incorporated;

     (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

     (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

     (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms hereof does not and will not conflict with or result in a breach of any term of, or constitute a default under (i) any agreement or instrument binding or affecting it or its property; (ii) its charter documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

     (e) it has obtained any consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or Regulatory Authority required for the execution, delivery and performance of this Agreement by such party, and the execution, delivery and performance of this Agreement will not violate any law, rule or regulation applicable to such party;

     (f) this Agreement has been duly executed and delivered and constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles;

     (g) it shall comply with all applicable material laws, rules and regulations relating to its activities under this Agreement; and,

     (h) it is understood and agreed that SIEGFRIED has no control over the ultimate use of the Product or use of products that include or were manufactured with the Product, and except as provided for under Section
         6.05 regarding SIEGFRIED's indemnification obligations for third party claims SIEGFRIED shall have no liability in connection with any such use.

6.04 Indemnification by CELGENE. CELGENE shall defend, indemnify and hold SIEGFRIED, its Affiliates and their respective officers, directors, employees and agents harmless from and against any and all losses, demands, liabilities, costs and expenses (including reasonable attorney's fees and disbursements) incurred by or imposed upon any of them arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way to (i) the storage (after delivery to the carrier specified by CELGENE), use, transfer or sale (including without limitation, the labeling, packaging, distribution, promotion and marketing of the Product or any product which is accepted by CELGENE under Section 5.02,; (ii) any claim of failure by CELGENE to comply with governmental requirements applicable to CELGENE relating to the Product; or (iii) any negligent or willful act or omission by CELGENE in connection with its performance of this Agreement or any breach by CELGENE of any of its representations, warranties or covenants contained herein.

6.05 Indemnification by SIEGFRIED. SIEGFRIED shall defend, indemnify and hold CELGENE, its Affiliates and their respective officers, directors, employees and agents harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and disbursements) incurred by or imposed upon any of them arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way to (i) failure of any Product, packaging or labeling supplied hereunder to conform to the Specifications or comply with cGMPs or other warranty of SIEGFRIED contained herein at the time of delivery of the Product to the common carrier; (ii) any claim of failure by SIEGFRIED to comply with governmental requirements applicable to SIEGFRIED relating to the Product; or (iii) any negligent or willful act or omission by SIEGFRIED, including without limitation the negligent manufacture of the Product by SIEGFRIED, or any breach by SIEGFRIED of any of its representations, warranties or covenants contained herein; provided that SIEGFRIED shall have no liability if such Product was manufactured in accordance with the Specifications.

6.06 Patent, Trademark and Tradedress Indemnification. CELGENE shall indemnify and hold SIEGFRIED and its employees, officers, directors and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorneys' fees and disbursements), and liabilities which SIEGFRIED may incur, suffer or be required to pay by reason of any patent trademark, and tradedress infringement suit brought against SIEGFRIED because of CELGENE's marketing, distribution or sale of Product and/or any pharmaceutical compositions containing the Product. SIEGFRIED shall indemnify and hold CELGENE, its Affiliates and their respective employees, officers, directors and agents harmless from and against any and all claims, demands, actions, suits, losses, damages, costs, expenses (including reasonable attorneys' fees and disbursements), and liabilities which CELGENE or its Affiliates may incur, suffer or be required to pay by reason of any patent infringement suit brought against CELGENE or its Affiliates because of SIEGFRIED's manufacture of Product.

6.07 Conditions to Indemnification. The indemnified party shall give the indemnifying party prompt written notice of any claim or the institution of any suit against the indemnified party for which it may seek indemnification under this Article VI. The failure to give such notice shall not relieve the indemnifying party from any liability that it may have to the indemnified party under this Article VI, except to the extent that the indemnifying party's ability to defend such claim or suit is materially prejudiced by such failure to give notice. The indemnifying party shall be entitled to participate in the defense of such claim or suit and to assume the control of such defense; provided, however, that the indemnified party may elect to participate in, but not control, the defense of such claim or suit and to be represented by counsel, at its own expense, in connection therewith. The indemnifying party shall not enter into any settlement agreement, which would materially adversely affect the rights or obligations of the indemnified party under this Agreement or otherwise without the Indemnified party's prior written consent, such consent not to be unreasonably withheld or delayed. The indemnified party shall not be subject to any liability for any settlement made without its consent, unless such settlement provides for the payment by the indemnifying party of money damages only and the unconditional release of the indemnified party from all liability in connection with such claim.

6.08 Insurance.

     (a) SIEGFRIED represents and warrants to CELGENE that it is currently insured, including self-insurance, and covenants that at all times during the term of this Agreement it will maintain a comprehensive general liability insurance policy which (i) is sufficient to adequately protect against the risks associated with its ongoing business consistent with industry standards, including the risks which could reasonably be anticipated to arise in connection with the transactions contemplated by this Agreement and (ii) provides that it cannot be terminated or canceled without giving CELGENE thirty (30) days prior written notice. SIEGFRIED shall provide CELGENE with evidence of such insurance and self-insurance, upon request.

     (b) CELGENE has and during the term of this Agreement shall maintain an adequate self-insurance and/or insurance program which is sufficient to adequately protect against the risks associated with its ongoing business, including the risks which might possibly arise in connection with the transactions contemplated by this Agreement and provides that it cannot be terminated or cancelled without giving SIEGFRIED thirty
         (30) days prior written notice. CELGENE shall provide SIEGFRIED with evidence of such insurance and/or self-insurance program, upon request.

6.09 Limitation. Notwithstanding the foregoing, with respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable in respect of any such claims for punitive, exemplary, incidental, special or consequential damages.

                                   ARTICLE VII
                      PRODUCT RETURN PROCEDURES AND RECALLS
                      -------------------------------------

7.01 Product Return Procedures.

     (a) CELGENE may return to SIEGFRIED, at SIEGFRIED's shipping expense and risk, any Product sold by SIEGFRIED to CELGENE which does not conform to the Specifications, for credit or replacement, at the election of

         SIEGFRIED within sixty (60) days of receipt. Credit for returned items shall be given when SIEGFRIED receives Product.

     (b) Subject to Section 5.02, no such return may be made unless CELGENE first receives written authorization for the return from SIEGFRIED, which such authorization shall not be unreasonably withheld, and such return is then made in accordance with such authorization.

     (c) Shipping costs for shipment of replacement Product by SIEGFRIED back to the location designated by Purchaser via ground transportation shall be paid by SIEGFRIED.

     (d) SIEGFRIED shall have no obligation to grant credit for or replace any Product sold hereunder which has been subject to misuse, mishandling, neglect, accident, or abuse by any person other than SIEGFRIED or has been subjected to alteration or modifications by any person other than SIEGFRIED.

7.02 Recalls.

     (a) If any government authority requires a recall, or if CELGENE reasonably determines a voluntary recall is warranted, of any product sold by CELGENE which includes the Product (the "Recalled Product") due to a failure of the Product to meet Specifications or otherwise comply with SIEGFRIED's warranties herein, CELGENE shall immediately notify SIEGFRIED of such recall by phone and confirm in writing within forty-eight (48) hours.

     (b) Prior to commencing any recall, described in Section 7.02 (a), CELGENE shall inform SIEGFRIED of the proposed manner in which the recall is to be carried out.

     (c) If the recall results from any circumstances described in clauses (i),
         (ii), or (iii) of Section 6.05 hereof, SIEGFRIED shall:

               (i) Credit to CELGENE an amount equal to the purchase price paid by CELGENE to SIEGFRIED for the Product so recalled plus CELGENE's actual cost for direct material and direct labor furnished by it or it's contracting parties in connection with the manufacture of the Recalled Product and reimburse CELGENE for the reasonable expenses of conducting its recall action (e.g. advertising, mailing, etc.);

              (ii) Indemnify and hold CELGENE harmless from and against any and all damages, costs or charges, lawsuits or expenses associated with or resulting from any such recall, including reasonable counsel fees and disbursements.

     (d) If the recall results from (i) a defect in handling of the Product after shipment by SIEGFRIED or in shipping or storing Product (after delivery to the carrier specified by CELGENE), (ii) the failure of the Product manufactured in accordance with the Specifications to comply with the levels of performance, quality, fitness or durability warranted or represented by CELGENE, (iii) a defect arising out of any Specifications mandated by CELGENE, (iv) the inadequate or misleading nature of any text appearing on the packaging or labeling of the Product in compliance with the Specifications, and (v) any other reason not set forth in clauses (i), (ii) or (iii) of Section 6.05 hereof including CELGENE's failure to recall any product containing Product after notice from SIEGFRIED that a recall is warranted (in which case SIEGFRIED shall have no liability whatsoever, notwithstanding anything herein to the contrary), CELGENE hereby indemnifies and holds SIEGFRIED harmless from any damages, costs, charges, lawsuits, or reasonable expenses (including legal fees and disbursements) incurred by or imposed upon SIEGFRIED associated with or resulting from any such recall.

                                  ARTICLE VIII
                                 CONFIDENTIALITY
                                 ---------------

8.01 Confidential Information. Each of SIEGFRIED and CELGENE shall use any Confidential Information disclosed to it by or on behalf of the other party only for the purposes contemplated by this Agreement and shall not disclose such Confidential Information to any third party without the prior written consent of the other party. The foregoing obligations shall survive the expiration or termination of this Agreement for a period of ten (10) years. These obligations shall not apply to Confidential Information that:

     (i) is known by the receiving party at the time of its receipt, and not through a prior disclosure by the disclosing party, as documented by business records that pre-date disclosure by the disclosing party;

     (ii) is at the time of disclosure, or thereafter becomes, published or otherwise part of the public domain without breach of this Agreement by the receiving party;

     (iii) is subsequently disclosed to the receiving party by a third party that has the right to make such disclosure;

     (iv) is independently developed by the receiving party or its Affiliates without the aid, application or use of the disclosing party's Confidential Information, and such independent development can be documented by the receiving party;

     (v) is disclosed to any institutional review board of any entity conducting clinical trials involving the Product or to any governmental or other regulatory agencies in order to obtain patents or to gain approval to conduct clinical trials or to market the

            Product, provided that such disclosure may be made only to the extent reasonably necessary for such purposes; or

     (vi) is required to be disclosed by law, regulation, rule, act or order of any governmental authority or agency or by judicial process, provided that notice is promptly delivered to the other party in order to provide an opportunity to seek a protective order or other similar order with respect to such Confidential Information and thereafter the receiving party discloses to the requesting person only the minimum information required to be disclosed in order to comply with the request, whether or not a protective order or other similar order is obtained by the other party.

                                   ARTICLE IX
                          INTELLECTUAL PROPERTY RIGHTS
                          ----------------------------

9.01 Rights to Product and Material. Each Party shall continue to have sole ownership of and the right to exploit its own know-how, trade secrets and other intellectual property rights. This Article VIII survives the termination or expiration of this Agreement

                                    ARTICLE X
                                   TERMINATION
                                   -----------

10.01 Early Termination. Either party may terminate this Agreement as follows:

     (a) By one party immediately upon written notice to the other, if the other party files a petition in bankruptcy, or enters into an arrangement with or makes an assignment for the benefit of its creditors, or applies for or consents to the appointment of a receiver or trustee for it or any of its assets, or suffers or permits the entry of an order adjudicating it to be bankrupt or insolvent (each an "Insolvency Event").

     (b) By one party if the other party fails to perform or otherwise breaches any of its representations, warranties and covenants or any material obligations hereunder, by giving the breaching party written notice of its intent to terminate and stating the grounds therefor. The party receiving such notice shall have sixty (60) days from the receipt thereof if such breach or failure involves a non-monetary obligation, and thirty (30) days if the breach or failure is regarding a monetary obligation relating to conforming Product, to cure the failure or breach, at which time this agreement shall terminate if such failure or breach has not been cured. In no event, however, shall such termination notice be deemed to waive any rights to damages or any other remedy, which the party giving notice of breach may have as a consequence of such failure or breach.

10.02 Effect of Termination. The expiration or early termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination, and the provisions of Sections 2.02, 2.03, 2.05, 2.08, and 5.03 and Articles VI, VII, VIII and IX hereof shall survive the expiration or early termination of this Agreement.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                               ------------------

11.01 Force Majeure. Failure of any party to perform its obligations under this Agreement shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("force majeure"), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert commercially reasonable efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed; provided that nothing herein shall obligate a party to settle on terms unsatisfactory to such party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any third party. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable.

11.02 Assignment. Neither party shall, without the prior written consent (not to be unreasonably withheld or delayed) of the other party having been obtained, assign or transfer this Agreement to any person or entity, in whole or in part, provided that, each party may assign or transfer this Agreement to any Affiliate or to any successor by merger of such party or its pharmaceutical business to which this Agreement relates, or upon a sale of all or substantially all of such parties assets, or the assets of its pharmaceutical business to which this Agreement relates, and provided further that Celgene may assign this Agreement to Novartis Pharmaceutical Corporation, in each case, without the prior written consent of the other party hereto. All of the terms and provisions of this Agreement shall be binding upon and inure the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

11.03 Entire Agreement. This Agreement, together with the Quality Agreement (Exhibit C hereto), shall constitute the entire Agreement between the parties hereto and shall supersede any other agreements, whether oral or written, express or implied, as they pertain to the Product. This Agreement may not be changed or modified except by written instrument signed by both parties.

11.04 Independent Relationship. Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one party for the act or failure to act of the other party. Neither party shall have any power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other party, or to bind the other party in any respect whatsoever.

11.05 Notice. Any notice required hereunder may be served by either party on the other by personal delivery, or sent by facsimile (with confirmation copy by registered or certified first-class mail), or by registered or by certified first-class mail, or by overnight delivery service to the respective party's address set forth below:

       If to SIEGFRIED: SIEGFRIED (USA), Inc.
                        33 Industrial Park Road
                        Pennsville, NJ 08070
                        Attention: Donald B. Bell
                                   President Siegfried (USA)
                        (fax  856-678-4008)

       with a copy to:  Siegfried Ltd.
                        Untere Bruhlstrasse 4
                        4800 Zofingen
                        Switzerland
                        Attention: General Counsel
                        (fax  41 62 746 15 05)
                                  and
                        Jeanne Barnum, Esquire
                        Schnader Harrison Segal & Lewis LLP
                        1600 Market Street, Suite 3600
                        Philadelphia, PA 19130
                        (fax 215-751-2205)

       If to CELGENE:   CELGENE Company
                        7 Powder Horn Drive
                        Warren, NJ  07059
                        Attention: Joseph J. Day, Jr.
                                   Sr. Vice President - Business Development and
                                                        Technical Operations
                        (fax  732-805-3931)

       with a copy to:  Proskauer Rose LLP
                        1585 Broadway
                        New York, NY 10036
                        Attention: Robert A. Cantone
                        (fax  212-969-2900)
or to such other address as one party may notify the other as provided herein.

11.06 Waiver. Any delay or failure in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, nor operate to bar the exercise or enforcement thereof at any time or times thereafter, excepting only as to an express written and signed waiver as to a particular matter for a particular period of time.

11.07 Hardship. If during the term of this Agreement, performance of the Agreement should lead to unreasonable hardship for the one or the other Party, taking the interests of both Parties into account, both Parties shall undertake reasonable endeavors to agree amicably to amend this Agreement in the light of the change in circumstances.

11.08 Heading. Section headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties.

11.09 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof. The parties shall consult and use good faith efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid provision in light of the intent of this Agreement.

11.10 Resolution of Dispute. Any claim or controversy arising hereunder shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. ss.ss. 1 et seq.) or, if applicable, by similar state statute, and not by or in a court of law. The arbitrator shall decide all decisions respecting the arbitrability of any dispute. The mediation shall be conducted in accordance with the CPR Rules for Non-Administrated Arbitration, as appropriate. If the dispute is not fully resolved by mediation, the dispute shall be submitted to binding arbitration in accordance with the CPR Rules for Non-Administrated Arbitration Rules, as appropriate, and judgment upon the award rendered by the arbitrator can be entered in and enforced by any court having jurisdiction over the matter.

11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall constitute one and the same instrument. Facsimile or telecopy versions of manual signatures of this Agreement shall be considered original manual signatures

11.12 Governing Law. This Agreement is to governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of law principles.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    AGREED AND ACCEPTED BY SIEGFRIED (USA), INC.


WITNESSETH:


BY:    -----------------------------        BY:    -----------------------------


NAME:  -----------------------------        NAME:  -----------------------------


TITLE: -----------------------------        TITLE: -----------------------------


DATE:  -----------------------------        DATE:  -----------------------------


                                      AGREED AND ACCEPTED BY CELGENE CORPORATION


WITNESSETH:


BY:    -----------------------------        BY:    -----------------------------


NAME:  -----------------------------        NAME:  -----------------------------


TITLE: -----------------------------        TITLE: -----------------------------


DATE:  -----------------------------        DATE:  -----------------------------

                                    EXHIBIT A
                                    ---------

                        PRODUCT SPECIFICATIONS / LOT SIZE

1. All d-threo-methylphenidate USP produced for CELGENE shall meet current USP requirements and specifications (see below).

2. All containers shall have an airtight seal with tamper evident seal applied.

3. All shipments must be accompanied with a Certificate of Analysis. An MSDS sheet shall be sent each time the MSDS is updated by SIEGFRIED.

4. All shipments must be in 50 kg containers of consistent nature.

5. All containers will have a mechanically produced label with the statement of gross weight, tare weight and product weight of each container.

--------------------------------------------------------------------------------------------------------------------------------
                                Document no:  QA-001                      Revision no:  4                    Page  1  of  2
                                ------------------------------------------------------------------------------------------------
                                Department: Quality Assurance/Quality Control
                                ------------------------------------------------------------------------------------------------
                                Title: DEXMETHYLPHENIDATE HYDROCHLORIDE DRUG SUBSTANCE SPECIFICATION SHEET
                                ------------------------------------------------------------------------------------------------
                                Supersedes: QA-001.3                            Supersedes effective date:  October 5, 2001
================================================================================================================================
ALL TESTS WILL BE PERFORMED USING THE METHOD REVISION IN FORCE AT THE TIME OF ANALYSIS
--------------------------------------------------------------------------------------------------------------------------------
TEST                            METHOD                                          ACCEPTANCE CRITERION
--------------------------------------------------------------------------------------------------------------------------------
Appearance (visual test)        SOP-111                                         White to off-white powder
--------------------------------------------------------------------------------------------------------------------------------
Identification                  USP (angle bracket)197M(angle bracket)          Consistent with in-house reference material
(FT-IR spectrum)
--------------------------------------------------------------------------------------------------------------------------------
Identification                  Celgene MAM-008                                 NLT +75(degree)
(Specific Rotation)
--------------------------------------------------------------------------------------------------------------------------------
Assay (HPLC)                    Celgene MAM-014                                 98.0 - 102.0% (w/w, calculated on a dried basis)
--------------------------------------------------------------------------------------------------------------------------------
Enantiomeric purity assay       Celgene MAM-016                                 NLT 96% (w/w)
--------------------------------------------------------------------------------------------------------------------------------
Related Impurities              Celgene MAM-015                                 RI1:                    NMT 0.10% (w/w)
(HPLC)(1)                                                                       RI2:                    NMT 0.10% (w/w)
                                                                                RI3:                    NMT 0.30% (w/w)
                                                                                RI4:                    NMT 0.10% (w/w)
                                                                                RI5:                    NMT 0.50% (w/w)
                                                                                Each unspecified(2):    NMT 0.10% (by peak area)
                                                                                Total impurities(3):    NMT 1.20%
--------------------------------------------------------------------------------------------------------------------------------
Loss on drying                  USPZ(angle bracket)731(angle bracket)           NMT 0.5% (w/w)
--------------------------------------------------------------------------------------------------------------------------------
Residue on ignition             USP(angle bracket)281(angle bracket)            NMT 0.1% (w/w)
--------------------------------------------------------------------------------------------------------------------------------
Heavy metals                    USP(angle bracket)231(angle bracket) Method II  NMT 0.001% (w/w)
--------------------------------------------------------------------------------------------------------------------------------
Residual solvents (GC)          Celgene MAM-013                                 Methanol:                      NMT 0.10% (w/w)
                                USP(angle bracket)467(angle bracket             2-Propanol:                    NMT 0.10% (w/w)
--------------------------------------------------------------------------------------------------------------------------------

(1) Abbreviations for related impurities:
RI1: erythro-(alpha)-phenyl-(alpha)-piperidyl-(2)-acetic acid hydrochloride RI2: erythro-(alpha)-phenyl-(alpha)-piperidyl-(2)-acetamide
RI3: threo-a-phenyl-a-piperidyl-(2)-acetic acid hydrochloride (or ritalinic acid HCl)
RI4:  threo-a-phenyl-a-piperidyl-(2)-acetamide
RI5:  erythro [(R*, S*)] isomer of methylphenidate hydrochloride

(2) The percentage of unspecified impurities is calculated by comparison to the peak area of the d-threo-methylphenidate HCl standard peak, assuming that the relative response factor of the unspecified impurity with respect to d-threo-methylphenidate HCl is equal to one.

(3) The value of total related impurities is calculated as the sum of the specified impurities (w/w) plus the sum of the unspecified impurities (by peak area).

--------------------------------------------------------------------------------------------------------------------------------
Prepared by:                     Reviewed by:                  Approved by:                   QA Approved by:


Date:                            Date:                         Date:                          Effective Date:
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                Document no:  QA-001                Revision no:  4               Page  2  of  2
                                --------------------------------------------------------------------- --------------------------
                                Department: Quality Assurance/Quality Control
                                ------------------------------------------------------------------------------------------------
                                Title:  DEXMETHYLPHENIDATE HYDROCHLORIDE DRUG SUBSTANCE SPECIFICATION SHEET
                                ------------------------------------------------------------------------------------------------
                                Supersedes:  QA-001.3               Supersedes effective date:  October 5, 2001
=============================== ================================================================================================
ADDITIONAL TEST
--------------------------------------------------------------------------------------------------------------------------------
TEST                                  METHOD                                    ACCEPTANCE CRITERION
--------------------------------------------------------------------------------------------------------------------------------
Identification (Chloride)             USP (angle bracket)191(angle bracket)     A white curdy precipitate is formed
--------------------------------------------------------------------------------------------------------------------------------






















--------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B
                                    ---------

                                 PRODUCT PRICES

The initial prices of the Product are as follows:

The price for the initial order of 1,000 kilogram of Product is Four Thousand Seven Hundred Eighty Dollars ($4,780.00 USD) per kilogram.

Thereafter, the price for purchase orders quantities of less than 1,000 kilogram shall be Four Thousand Four Hundred Eighty Dollars ($4,480.00 USD) per kilogram. The price for purchase order quantities of more than 1,000 kilogram shall be Four Thousand One Hundred Twenty Dollars ($4,120.00 USD) per kilogram. The foregoing shall serve as Base Prices for adjustment purposes.

PRICE REVISION:

The Base Price will be subject to an annual adjustment, commencing on January 1, 2004. The Base Price will be adjusted upward or downward each year based upon the change in the Producer Price Index for Chemical and Allied Products (PPI - WPU06) base value, as published by the Bureau of Labor Statistics of the U.S. Department of Labor. The parties agree that the PPI factor adjustment will begin at the average for July 1, 2001 to June 30, 2002 at 149.3.

The calculation of the adjusted Product price is as follows:

         Price200(alpha) = Base Price + PPI Escalation
         PPI Escalation = Base Price X (PPI200(alpha) /149.3)

                                    EXHIBIT C
                                    ---------

                                QUALITY AGREEMENT

                  CELGENE CORPORATION AND SIEGFRIED (USA), INC.

This Agreement is made and entered into as of the first (1st) day of January, 2003, by and between Celgene Corporation, a New Jersey corporation, having its principal place of business at 7 Powder Horn Drive, Warren, New Jersey 07059 ("CELGENE"), and Siegfried (USA), Inc., a Delaware corporation, having its principal place of business at 33 Industrial Park Road, Pennsville, New Jersey 08070 ("SIEGFRIED").

1. GENERAL

     A. In connection with CELGENE entrusting SIEGFRIED with the manufacture and quality control of the Active Pharmaceutical Ingredient d-threo-methylphenidate hydrochloride identified in the Supply Agreement (hereinafter referred to as the "Product"), the relations concerning quality between CELGENE and SIEGFRIED are laid down in this Agreement.

     B. All manufacturing shall be performed in accordance with the New Drug Application (NDA), Drug Master File (DMF) and any agreed Specifications (see Exhibit A) and in compliance with standard industry practice, Regulatory Agency guidelines, USP, ICH, and all applicable federal, state and local laws and regulations including, without limitation, current Good Manufacturing Practice (cGMP). Master manufacturing Batch Records will be approved by CELGENE prior to their use.

2. AUDITS

     A. Quality Audits. SIEGFRIED shall permit CELGENE and its representatives to conduct audits of the facility at which the Product is manufactured ("Facility") at least annually, in accordance with the CELGENE procedures and Quality Guideline. SIEGFRIED shall provide CELGENE with access to its representatives involved in the manufacture of Product. The timing of the audit will be mutually agreed and arranged as soon as practical and shall not reasonably interfere with the business or operations of SIEGFRIED. For each audit, a Lead Auditor will be appointed.

         A "for cause" audit will be conducted with the procedure presented above, and has no frequency restriction and shall be conducted promptly.

     B. Access to Premises. CELGENE and its representatives may upon prior notice to SIEGFRIED have access to and the right to conduct audits of those portions of the Facility in which the manufacture of the Product is conducted and of applicable SIEGFRIED procedures during normal hours of operation in accordance with the terms and conditions of this Agreement.

     C. Audit Findings. At either party's request, an exit meeting shall be held to discuss CELGENE's audit findings at a mutually convenient time and at SIEGFRIED's premises. Within thirty (30) days of the conclusion of an audit, CELGENE shall provide SIEGFRIED with a written report summarizing its findings. SIEGFRIED shall provide CELGENE with a written response to such report within thirty (30) days of its receipt thereof. Such response shall include a plan for corrective action designed to address reasonable concerns and shortcomings documented in CELGENE's audit report.

     D. Inspection. In order to ascertain compliance by SIEGFRIED with the quality requirements contained in this Agreement, CELGENE and its representatives shall have the right, during normal hours of operation and on reasonable prior notice to SIEGFRIED, to inspect and request samples from the Facility in accordance with the terms of the Agreement. SIEGFRIED shall use its best efforts to enable CELGENE and its representatives to inspect and sample Product. Such inspections and sampling shall be conducted in a manner, which does not interrupt or impair in any significant manner the manufacturing operations of such facility.

     E. FDA Inspections and other Regulatory Investigations. SIEGFRIED will notify CELGENE promptly upon its actual knowledge of any scheduled inspection of the Facility by the FDA or any other Regulatory Agency relating to the manufacture of Product. SIEGFRIED will provide to CELGENE all material citations, observations (including FDA 483 forms, Warning Letters and establishment inspection reports and SIEGFRIED responses) resulting from any FDA or other Regulatory Agency inspection of the Facility relating directly to the manufacture of Product.

3. CHANGE CONTROL

     A. General. Any changes including manufacturing scale to be made by SIEGFRIED with respect to Product shall be in compliance with the applicable Regulatory Agency's guidelines. All such changes must be approved, in writing, in advance by CELGENE prior to implementation and not withstanding that some changes may only require a statement in CELGENE's annual report to the applicable Regulatory Agency under that Regulatory Agency's applicable guidelines. Such approval will not be unreasonably withheld. Validation protocols and reports, and modified master manufacturing Batch Records for any such changes will be approved by CELGENE and SIEGFRIED.

     B. Facility. All manufacturing shall be performed at SIEGFRIED's manufacturing facilities located at 33 Industrial Park Road, Pennsville, New Jersey 08070 and/or Untere Bruhlstrasse 4, 4800 Zofingen, Switzerland.

4. DOCUMENTS / STANDARD OPERATING PROCEDURES

     A. SIEGFRIED shall provide CELGENE with certified exact copies of all executed Batch Records and associated release documentation within thirty (30) days of the completion of manufacturing of each Product lot, when requested. CELGENE shall have the right to have access to review standard operating procedures, Batch Records, validation documentation, and any other documentation relating to the manufacture of PRODUCT. Upon CELGENE's request, SIEGFRIED will provide any additional documentation as reasonably requested by CELGENE.

     B. FDA Investigations and Other Investigations. SIEGFRIED shall provide CELGENE with any documents required due to regulatory inspections within five (5) working days of CELGENE's request for such documents.

5. RETENTION

     A. Records. SIEGFRIED shall maintain records relating to the Product in accordance with cGMPS and other applicable regulatory requirements. CELGENE shall be entitled to inspect such records at its own expense and during normal business hours as CELGENE shall reasonably request upon prior written notice to SIEGFRIED and shall not unreasonably disrupt the normal operation of the business.

     B. Product Retain. SIEGFRIED shall maintain sufficient Product to conduct at least three sets of analyses. The retention duration for the samples is five (5) years. At the conclusion of this period, CELGENE may request transfer of the samples to CELGENE.

6. PRODUCT COMPLAINTS

     A. CELGENE will provide SIEGFRIED written details of any Product complaint. Within thirty (30) calendar days of SIEGFRIED's receipt of such notification, SIEGFRIED shall provide CELGENE with a report reconciling the reported complaint.

     B. CELGENE and SIEGFRIED will immediately inform each other of any recall actions concerning the Product.

7. TESTING AND INVESTIGATIONS

     A. Release and stability testing of the Product may be performed by CELGENE or SIEGFRIED as agreed. Release and stability testing shall only be performed by SIEGFRIED following the successful completion of transfer of regulatory methods from CELGENE to SIEGFRIED.

     B. SIEGFRIED shall provide CELGENE with Product samples, taken by SIEGFRIED in accordance with a sampling plan approved by SIEGFRIED and CELGENE within thirty (30) days of the completion of manufacturing of each Product lot, when requested.

     C. SIEGFRIED shall supply CELGENE with any manufacturing, testing or in-process control data, or applicable documentation such as investigation reports within three (3) business days, if requested as the result of a regulatory inspection, an annual audit by CELGENE, or a regulatory exposure such as recall or significant complaint as relates to Product.

     D. SIEGFRIED shall be responsible for supporting all Batch Record investigations associated with regulatory actions as relates to Product. The results of all investigations shall be forwarded to CELGENE within three (3) business days.

     E. Siegfried shall provide Product Quality Reviews, performed per ICH Q7A, to CELGENE no later that the end of November annually.

8. PERSONNEL TRAINING

     A. SIEGFRIED shall provide training of their respective personnel as may be necessary to manufacture Product to meet the Specifications. Training shall be documented in compliance with cGMPs.

9. BATCH REJECTION

     A. CELGENE may reject any Batch of Product failing to meet any of the Specifications by giving written notice of rejection to SIEGFRIED within forty-five (45) days following receipt by CELGENE of samples of such Batch. Any claim by CELGENE submitted to SIEGFRIED pursuant to this Section shall be accompanied by a report of analysis (including a Product sample from the Batch analyzed). CELGENE's failure to reject Product in the manner set forth herein shall constitute acceptance of the Batch.

10. REPROCESSING AND REWORKING

     A. CELGENE will work with SIEGFRIED to support any reprocessing and reworking procedures as allowed by cGMP, and to support any required filing(s), if required. Product will not be reworked without prior notification to CELGENE.

12. STANDARDS

     A. CELGENE shall supply any requested standards (reference, resolution, etc.) in a reasonable timeframe (generally 2-3 weeks).

13. CONFLICT

     A. In the event of any conflict between the provisions of this Agreement and the provisions of the Supply Agreement dated January 1, 2003, the provisions of such Supply Agreement shall control.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of January 1, 2003.


Agreed and accepted                                     Agreed and accepted
for SIEGFRIED (USA), INC.                               for CELGENE CORPORATION


BY:    -----------------------------        BY:    -----------------------------


NAME:  -----------------------------        NAME:  -----------------------------


TITLE: -----------------------------        TITLE: -----------------------------